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                                                                   EXHIBIT 10.45


                            EDUCATIONAL MEDICAL, INC.
                            1327 Northmeadow Parkway
                                    Suite 132
                                Roswell, GA 30076


                                                                  July  14, 1993



            Re:  CONSULTING AGREEMENT

Dear Mr. Stephen T. McLain:

            This letter will confirm your agreement to render consulting services (the "Consulting Services") to Education Medical, Inc. ("EMI") from time to time for the next 36 month period in connection with EMI's operation of its photography college (the "School") in Dayton, Ohio. The Consulting Services described in this letter are those provided for in the Asset Purchase Agreement dated June 23, 1993, among EMI, OIOPT ACQUISITION CORP. (the "Buyer"), OHIO INSTITUTE OF PHOTOGRAPHY AND TECHNOLOGY, INC. ("Seller"), and the other shareholders of the Seller, pursuant to which the Buyer acquired the School (the "Asset Purchase Agreement").

            In rendering the Consulting Services, you shall not be required to travel to the School or any other place. You shall be available to consult with the officers and designees of the Buyer and EMI from time to time by telephone with respect to the operations of the School during normal business hours. Each of the parties recognize that you are occupied with various other business ventures on a full time basis, and your obligation to be available for such consultations is therefore limited to such amount of time as is reasonable so as not to interfere with your other activities. You shall be reimbursed for any expenses you incur at the request of the Buyer or EMI in connection with rendering such Consulting Services.

            You specifically accept no responsibility for any action taken by Buyer or EMI or any of its affiliates with respect to School operations or otherwise, regardless of whether such action is taken based in whole or part upon advice given by you.

      This Agreement shall terminate on the third anniversary of the Closing as defined in the Asset Purchase Agreement. It contains all of our agreements with respect to your consulting services and may not be changed except by written agreement signed by both of us.

      If this letter sets forth your understanding, please sign below and return a signed copy to us.

                                            Very truly yours,

                                            EDUCATIONAL MEDICAL, INC.

                                            By:
                                               ---------------------------------
                                               Authorized Signatory

Accepted and Agreed

/s/ Stephen T. McLain
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[Shareholder]